Positive 6 Month Durability Results GEN-003 Immunotherapy for Genital Herpes Phase 2 Dose Optimization Study 7 October 2015 Exhibit 99.2

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Highlights 3 • Improved impact on viral activity • Durable clinical efficacy demonstrated across potential Phase 3 endpoints • Potential for GEN-003 to serve as cornerstone treatment for genital herpes reinforced • Clear path to FDA end of Phase 2 meeting in Q4 2016 • Data will be presented at IDWeek 2015TM in San Diego this Friday 9 October

Agenda for Today’s Call • Disease pathology of genital herpes • Current treatment paradigms • Ongoing Phase 2 dose optimization trial – Study goals – Positive 6-month durability data • GEN-003 value proposition • Upcoming GEN-003 milestones • Conclusions • Q&A 4

Viral Shedding Underpins Pathology of Genital Herpes • A serious chronic infection caused by herpes simplex viruses (HSV) • Periodic disease reactivation causes viral shedding at rates specific to individual patients • Shedding necessary for genital lesions, disease transmission 5 Virus moves from nerve cell to skin and mucosa Nerve cell Skin cells Viral Shedding Genital mucosa Virus lays dormant in nerve ganglia

Current Genital Herpes Treatment Paradigms

- **Approximately two thirds (~4.5m) of treated U.S. patients use oral antivirals episodically**
  - No impact on asymptomatic viral shedding/transmission risk
  - No impact on frequency of lesion outbreaks
  - Modest impact on duration of lesion outbreaks

- **Remaining one third (~2.5m) treat with chronic oral therapy**
  - More durable reduction in viral shedding, visible lesions
  - Few options if outbreaks persist
  - Heavy compliance burden

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Phase 2 Dose Optimization Trial Goals and Objectives • Goal: Select dose for late stage clinical trials • Primary endpoint: Reduction in viral shedding vs. baseline* • Secondary objectives: – Impact on clinical disease • Lesion rates* • Proportion recurrence free at 6* and 12 months • Time to next recurrence* – Safety and tolerability* – Immunogenicity 7 * Data discussed today

-100% -50% 0% Baseline Post dose 3 6 Months Chang e v s. b a se lin e 30/25 µg 30/50 µg 30/75 µg 60/25 µg 60/50 µg 60/75 µg Sustained Reduction in Viral Shedding Rate at 6 Months 8 • Sustained viral shedding reductions across several doses • Stronger response at 6 months than in Ph 1/2 – 58% vs. 40% • Upside potential for durable effect to 12 months Viral Shedding Rate Reduction vs. Baseline *** * Poisson model analysis vs. baseline *** p<0.0001, * p<0.05 Protein dose / adjuvant dose *** *** *** *** *** *** *** ***

-100% -50% 0% Baseline Post dose 3 6 Months Chang e v s. b a se lin e 30/25 µg 30/50 µg 30/75 µg 60/25 µg 60/50 µg 60/75 µg Genital Lesion Rate Reduction Sustained at 6 Months 9 • Sustained reductions at 6 months • Lesion rates results broadly parallel viral shedding rate reductions Genital Lesion Rate Reduction vs. Baseline * Poisson model analysis vs. baseline *** p<0.0001, * p<0.05 Protein dose / adjuvant dose *** *** *** *** *** *** *** *** *** ***

0% 20% 40% 60% 80% % Lesion Free at Six Months 30/25 µg 30/50 µg 30/75 µg 60/25 µg 60/50 µg 60/75 µg Consistent Efficacy on % Lesion Free at 6 Months Post Dosing 10 • Multiple doses similar to suppressive oral anti-viral therapy and superior to placebo from previous trials • Small sample size – ~45 per group vs. 269 for Valtrex % Lesion Free at Six Months* Protein dose / adjuvant dose Placebo** Famvir Valtrex * GEN-003 data displayed as mean result by dose group bounded by 95% confidence intervals ** n=134, Valtrex Phase 3 trial

Time to First Recurrence Results Consistent Across Dose Groups • Same data as % lesion free, analyzed slightly differently • Consistent time to first recurrence across groups – Range of 152 to >180 days • Efficacy similar to expected performance of orals, superior to placebo 11 Dose Group (protein dose / adjuvant dose) Time to First Recurrence 30 µg / 25 µg 159 30 µg / 50 µg 152 30 µg / 75 µg 160 60 µg / 25 µg >180 60 µg / 50 µg 164 60 µg / 75 µg 161

6 Months Durability Confirms GEN-003 Value Proposition

- **Convenient, durable efficacy may improve upon dominant treatment paradigm (episodic anti-viral therapy)**
  - Reduce outbreaks
  - Reduce shedding to reduce transmission risk
- **Potential benefits vs. chronic suppressive therapy**
  - Durable efficacy via novel mechanism
  - Orals reserved as rescue therapy during outbreaks
  - Improved compliance & convenience
- **GEN-003 profile supports revenue opportunity of >$1bn in US alone**

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Two Further Significant GEN-003 Catalysts in Coming Quarters; FDA End of Phase 2 Meeting on Track for Q4 2016 13 TODAY Ph 2 – 6 Month Data Q2 2016 Ph 2b – Bridging Q1 2016 Ph 2 – 12 Month Data • Confirmed 6 month durability of effect • Encouraging and consistent first read on 2o clinical endpoints • Better efficacy than Ph1/2 • Upside if efficacy durable to 12 months • Read on booster timing • Read on 2o clinical endpoints • Potential to strengthen EoP2 package with confirmation of Phase 3 material

Conclusions 14 • Improved impact on viral activity • Durable clinical efficacy demonstrated across potential Phase 3 endpoints • Potential for GEN-003 to serve as cornerstone treatment for genital herpes reinforced • Clear path to FDA end of Phase 2 meeting in Q4 2016 • Data will be presented at IDWeek 2015TM in San Diego this Friday 9 October

Questions & Answers 15

Jonathan Poole Chief Financial Officer Phone: +1 617-876-8191 jonathan.poole@genocea.com Megan Lustig Spectrum Science Communications Phone: +1 202-955-6222 mlustig@spectrumscience.com Investor inquiries: Media inquiries: